UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

ALYST ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33563	20-5385199

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

233 East 69th Street, #6J New York, New York	10021

(Address of Principal Executive Offices)	(Zip Code)

      (646) 290-6104
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 8.01. Other Events

In a press release, dated August 18, 2008, and filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K on such date, the registrant included certain financial information in connection with its proposed business combination with China Networks Media, Ltd. (“CN Media”), derived from the combined carve-out financial statements for the two television advertising operations of  Kunming Taishi Information Cartoon Co., Ltd ("Kunming") and Shanxi Yellow River and Advertising Networks Cartoon Technology Co., Ltd ("Yellow River") for the year ending December 31, 2007. On November 12, 2008, CN Media issued restated audited special purpose carve-out financial statements for the years ended December 31, 2007, 2006 and 2005 to reflect the combined carve-out financial statements for Kunming and Yellow River and to make certain other adjustments to the prior periods in respect of commissions paid, suspended broadcasting time and accrued sales tax. As a result, the combined carve-out revenue for the year ended December 31, 2007 is approximately $20.7 million (rather than the approximate $21.0 million originally reported), with net income of approximately $13.3 million ($14.7 million originally reported). China Networks' consolidation of each joint venture yields revenue (100% on consolidation) of approximately $20.7 million ($21.0 million originally reported) and net income (representing 50% on consolidation) of approximately $6.7 million ($7.4 million originally reported).

In light of the restatement of CN Media’s audited combined special purpose carve-out financial statements, the registrant has revised the August 2008 investor presentation originally filed by the registrant as Exhibit 99.1 to the registrant’s Form 8-K on August 26, 2008. The registrant, China Networks International Holdings, Ltd. (“China Networks”), CN Media, and/or Chardan Capital Markets, as financial advisor (“Chardan”), expect to utilize such presentation in meetings with investors regarding the registrant’s proposed business combination with China Networks and CN Media. The November 2008 investor presentation is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. In addition to presenting revised financial information for CN Media, the November 2008 investor presentation also reflects certain changes to CN Media’s management team.

Alyst , China Networks and CN Media and their respective directors and executive officers, and Chardan and its partners and directors, may be deemed to be participants in the solicitation of proxies for the special meeting of Alyst stockholders to be held to approve, among other things, the proposed business combination with China Networks. In connection with the pending transaction, China Networks will also file with the SEC a Registration Statement on Form S-4. The stockholders of Alyst are urged to read the Registration Statement and the preliminary proxy statement/prospectus, and the definitive proxy statement/prospectus when they are available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about China Networks, Alyst and the proposed transaction. The final proxy statement/prospectus will be mailed to stockholders of Alyst after the Registration Statement is declared effective by the SEC.

Stockholders will be able to obtain a copy of the definitive proxy statement/prospectus and any other relevant filed documents at no charge from the U.S. Securities and Exchange Commission’s website (www.sec.gov). These documents will also be available from Alyst at no charge, once filed with the SEC, by directing a request to 233 East 69th Street, #6J, New York, New York 10021.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation (revised as of November 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALYST ACQUISITION CORP.

By: /s/ Michael E. Weksel
Date: November 14, 2008	Name: Michael E. Weksel
Title: Chief Operating Officer

Exhibit Index

Exhibit No.	Description
99.1	Investor Presentation (revised as of November 2008)